BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/08/2020

Work Order Item Number:	W2020120800239 - 985790
Filing Number:	20201088626
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	12/08/2020 08:32:56 AM
Filing Page(s):	9

Indexed Entity Information:

Entity ID: E10886272020-9 **Entity Name:** Sentient Brands Holdings Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/08/2020

Work Order Item Number:	W2020120800239 - 985791
Filing Number:	20201088628
Filing Type:	Initial List
Filing Date/Time:	12/08/2020 08:32:57 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E10886272020-9 **Entity Name:** Sentient Brands Holdings Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E10886272020-9
Barbara K. Cegavske	Filing Number 20201088626
Secretary of State	Filed On 12/08/2020 08:32:56 AM
State Of Nevada	Number of Pages 9

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Sentient Brands Holdings Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

VCORP SERVICES, LLC
Name of Registered Agent **OR** Title of Office or Position with Entity

701 S. CARSON STREET, SUITE 200	Carson City	Nevada	89701
Street Address	City		Zip Code
		Nevada	
Mailing Address (If different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Vcorp Services, LLC — 12/08/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — **Date**

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) George Furlan
Name

340 Madison Avenue, 19th Floor	New York	NY	10175
Address	City	State	Zip Code

2) Dante Jones
Name

340 Madison Avenue, 19th Floor	New York	NY	10175
Address	City	State	Zip Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ______

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	To engage in any lawful activity.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 0 Par value: $ 0 Number of preferred shares with Par value: 0 Par value: $ 0 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: George Furlan Country: United States Address: 340 Madison Avenue, 19th Floor City: New York State: NY Zip/Postal Code: 10175 X George Furlan (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E10886272020-9
Barbara K. Cegavske (signature)	Filing Number 20201088626
Secretary of State State Of Nevada	Filed On 12/08/2020 08:32:56 AM
	Number of Pages 9

ATTACHMENT TO
ARTICLES OF INCORPORATIO[N]
SENTIENT BRANDAS HOLDINGS INC.

ARTICLE 8
CAPITAL

The total number of shares of capital stock which may be issued by the corporation is five hundred twenty-five million (525,000,000), of which five hundred million (500,000,000) shares shall be Common Stock of the par value of one one-thousandth of a cent ($0.001) per share (hereinafter referred to as the "Common Stock") and twenty-five million (25,000,000) shares shall be Preferred Stock of the par value of one one-thousandth of a cent ($0.001) per share (hereinafter referred to as the "Preferred Stock").

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock and the manner in which shares of stock are to be voted for the election of directors are as follows:

PREFERRED STOCK

The Preferred Stock shall be all of one class but may be issued from time to time in one or more series, each of such series to have such full or limited voting powers, if any, and such designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, regardless of series, with respect to the payment of dividends at the respectively designated rates and with respect to the distribution of capital assets according to the amounts to which the shares of the respective series are entitled.

Authority is hereby expressly granted to and vested in the board of directors, subject to the provisions of this Article 8, to authorize one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, dividend payment dates, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the holders of the shares of such series shall be entitled to receive upon the redemption thereof;

(d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments relating to changes in the outstanding shares of such other class or classes or series of the same class of stock into which it is convertible or exchangeable for or otherwise, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(f) the preferences, if any, and the amounts thereof, which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(g) the voting power, if any, of the shares of such series, which voting power may include, at the option of the board of directors, provisions for increasing the number of directors by two or more and for the election of that number of members of the board of directors by the holders of shares of such series in the event that dividends payable on such series shall be in default in an amount equivalent to six full quarter-yearly dividends on all shares of such series at the time outstanding; and

(h) such other special rights and protective provisions as the board of directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the board of directors may at any time thereafter authorize the issuance of additional shares of the same series.

Holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the annual rates fixed by the board of directors for the respective series and no more, payable on such dates as the board of directors shall fix for the respective series as provided in this Article 8 (hereinafter referred to as "dividend dates"), in preference to dividends on any other class of stock of the corporation (except with respect to any other class of stock ranking prior to or on a parity with the Preferred Stock with respect to dividends), so that no cash payments or distributions shall be made to holders of the Common Stock of the corporation or any other class of stock ranking junior to the Preferred Stock with respect to dividends unless all accrued dividends for past and current dividend periods on all series of Preferred Stock entitled to cumulative dividends shall have been declared and set apart for payment and dividends for the current dividend period on all other series of Preferred Stock shall have been declared and set apart for payment. No dividend in respect of any current dividend period shall be declared and set apart for payment on any series of Preferred Stock unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock (a) as to each series entitled to cumulative dividends, the full cumulative dividends for all past dividend periods, and (b) as to all series, dividends ratably in accordance with the sums which would be payable on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full. No dividend in respect of past dividend periods shall be declared and set apart for payment on any series of Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends ratably in accordance with the sums which would be payable on the shares of the respective series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full. Nothing contained in this Article 8 shall be deemed in any way to qualify or limit the right of the corporation or any subsidiary of the corporation to purchase or otherwise acquire at such time and for such consideration as the corporation shall deem appropriate any shares of its capital stock; provided that no shares of capital stock of the corporation shall be purchased or redeemed, by the corporation or by any subsidiary of the corporation, at any time when accrued dividends on any series of Preferred Stock entitled to cumulative dividends, remain unpaid for any period to and including the last preceding dividend date.

For the purposes of this Article 8, and of any resolutions fixing the terms of any series of Preferred Stock, the amount of dividends "accrued" on any share of Preferred Stock of any series entitled to cumulative dividends as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock of any series entitled to cumulative dividends as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount computed, on the basis of a 360-day year, for the period after such last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of such series.

In the event that any series of Preferred Stock shall be entitled to a preference upon the dissolution of, or upon any distribution of the assets of, the corporation, then upon any such dissolution or distribution, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for any other class or classes of stock (except with respect to any other class of stock ranking prior to or on a parity with the Preferred Stock with respect to assets), the holders of such series of Preferred Stock shall be entitled to payment of the amount of the preference, if any, payable upon such dissolution or distribution as may be fixed by the board of directors for the shares of the respective series as provided in this Article 8 before any payment or distribution shall be made on any other class or classes of capital stock. If, upon any such dissolution or distribution, the assets of the corporation distributable among the holders of any such series of the Preferred Stock entitled to a preference shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if the preferential amount aforesaid were paid in full. The voluntary sale, conveyance, exchange, lease, transfer, or other disposal (for cash, shares of stock, securities or other consideration, or any combination of the foregoing) of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, the corporation, for the purpose of this paragraph.

In the event that any series of Preferred Stock shall be redeemable, then, at the option of the board of directors, the corporation at any time or from time to time may redeem all, or any number less than all, of the outstanding shares of any such series at the redemption price thereof as may be fixed by the board of directors as provided in this Article 8 (the sum so payable upon any redemption of Preferred Stock being herein referred to as the "redemption price"); provided, that not less than 30 days previous to the date fixed for redemption (hereinafter referred to as the "redemption date"), a notice of the time and place thereof shall be

mailed to each holder of record of the shares so to be redeemed at his address as shown by the records of the corporation; and provided further, that in case of redemption of less than all of the outstanding shares of any series of Preferred Stock, the board of directors shall determine the shares to be redeemed by lot or pro rata in such manner as the board of directors deems equitable. At any time after notice of redemption shall have been mailed as above provided to the holders of the shares so to be redeemed, the corporation may deposit the aggregate redemption price, in trust, with a bank or trust company, the name and address of which shall be designated in such notice, for payment, on or before the redemption date, of the redemption price for the shares called for redemption. Upon the making of such deposit, or if no such deposit is made, then upon the redemption date (unless the corporation shall default in making payment of the redemption price), holders of the shares of Preferred Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered, and thereafter such shares shall no longer be transferable on the books of the corporation and such holders shall have no interest in or claim against the corporation with respect to said shares, except the right (a) to receive payment of the redemption price upon surrender of their certificates, or (b) to exercise on or before the redemption date the rights, if any, not theretofore expiring to convert the shares so called for redemption into, or to exchange such shares for, shares of stock of any other class or classes or of any other series of the same class of stock of the corporation. Any funds deposited in trust as aforesaid which shall not be required for such redemption because of the exercise of any right of conversion or otherwise subsequent to the date of such deposit, shall be returned to the corporation forthwith. The corporation shall be entitled to receive from any bank or trust company the interest, if any, allowed on any moneys deposited as in this paragraph provided, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds so deposited by the corporation and unclaimed at the end of five years from the redemption date shall be repaid to the corporation upon its request, after which repayment the holders of such shares who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of such shares as unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the corporation, but shall in no event be entitled to any interest.

In order to facilitate the redemption of any shares of Preferred Stock, the board of directors is authorized to cause the transfer books of the corporation to be closed as to the shares to be redeemed.

No shares of Preferred Stock which shall at any time have been purchased by the corporation or redeemed, or which shall at any time have been surrendered for conversion or exchange, or for cancellation pursuant to any retirement or sinking fund provisions with respect to any series of Preferred Stock, shall be reissued.

If the board of directors grants voting power to the holders of shares of any series of Preferred Stock, the holders of shares of such series shall be entitled to no more than one vote per share voting with the holders of shares of the Common Stock at each annual or special meeting of stockholders upon all matters upon which a vote is taken except that if the holders of shares of such series shall be entitled to elect two or more directors, as a class, the holders of shares of such series shall not be entitled to a vote for the election of any other directors of the corporation. In the event that the Common Stock is subdivided, or increased by reason of a dividend payable in shares of Common Stock, or combined, the number of votes to which each share of such series shall be so entitled shall be increased, in the case of a subdivision, or in the case of such a dividend, or reduced, in the case of a combination, in the same proportion as the subdivision, increase by dividend, or combination of the Common Stock.

The holders of Preferred Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

COMMON STOCK

Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the board of directors out of any funds of the corporation legally available therefor. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article 10, the remaining assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

VOTING

No holder of shares of capital stock possessing voting power shall have the right to cumulate his or her voting power in the election of directors.

ARTICLE 9
GOVERNING BOARD

The members of the governing board shall be known as directors and the number thereof shall be not less than one, the exact number to be fixed in accordance with the by-laws of the corporation; provided that the number so fixed in accordance with the by-laws may be increased or decreased within the limit above specified from time to time.

ARTICLE 10
SHARES NON-ASSESSABLE

The capital stock, after the amount of the subscription price, or par value, if greater, has been paid in shall be subject to no further assessment to pay the debts of the corporation.

ARTICLE 11
ELECTION OF DIRECTORS

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee's election exceeds the number of votes cast against such nominee's election. For purposes of this Article 11, abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

For purposes of this Article 11, an "uncontested election" means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the by-laws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (A) withdrawn by its respective submitting stockholder in writing to the secretary of the corporation, (B) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the by-laws, or, if challenged in court, by final court order) or (C) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

ARTICLE 12
PERPETUAL EXISTENCE

This corporation is to have perpetual existence.

ARTICLE 13
BYLAWS

Subject to the by-laws, if any, adopted by the stockholders, the board of directors is expressly authorized to make, alter or amend the by-laws of the corporation.

The directors, without restriction or limitation, shall have all of the powers and authorities expressly conferred upon them by the statutes of this State and this corporation may in its by-laws confer powers upon its directors in addition to the powers and authorities expressly conferred upon them by the statutes of this State.

ARTICLE 14
TRANSACTIONS WITH DIRECTORS

The corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or

more of its directors are members, or with any corporation or association in which any one of its directors is a stockholder, director or officer, and such contract or transaction shall not be invalidated or in any wise affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the corporation, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the corporation upon such contract or transaction provided such adverse interest is either known or made known to the remaining directors; and no director or directors having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon: Always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

ARTICLE 15
MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held without the State of Nevada, if the by-laws so provide. The books of this corporation may be kept (subject to the provision of the statutes) outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

ARTICLE 16
AMENDMENTS

This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 17
PREEMPTIVE RIGHTS DENIED

No holder of shares of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the corporation of any class whatsoever, or of any issue of securities of the corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the board of directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

ARTICLE 18
LIABILITY OF DIRECTORS

The liability of directors of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. If the Nevada Revised Statutes are amended after approval by the stockholders of this Article 18 to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. No repeal or modification of this Article 18 by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article 18 at the time of such repeal or modification.

ARTICLE 19
INDEMNIFICATION

(a) The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such

amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section (c) hereof.

(b) The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article 19.

(c) Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article 19 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise, shall be on the corporation.

(d) The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

(e) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada Revised Statutes.

(f) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article 19, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(g) The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article 21 subject to the imposition of any conditions or limitations as the board of directors of the corporation may deem necessary or appropriate.

ARTICLE 20
MANDATORY FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an "Action"): (a) brought in the name or right of the corporation or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation's stockholders; (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these articles of incorporation or any by-law; (d) to interpret, apply, enforce or determine the validity of these articles of incorporation or any by-law s; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada, does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the sole and exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the sole and exclusive forum for such Action.

ARTICLE 21
ACQUISITION OF CONTROLLING INTEREST

The corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by a successor section, statute, or provision. No amendment to these articles of incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 21 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 22
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these articles of incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 22 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Sentient Brands Holdings Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

- [x] Corporation
  - [ ] This corporation is publicly traded, the Central Index Key number is:

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E10886272020-9
	Filing Number 20201088628
	Filed On 12/08/2020 08:32:57 AM
	Number of Pages 2

- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.
- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.
- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **<u>Charitable Solicitation Information - check applicable box</u>**

Does the Organization intend to solicit charitable or tax deductible contributions?
- [ ] No - no additional form is required
- [ ] Yes - the *Charitable Solicitation Registration Statement* is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT:

Name	Country
George Furlan	USA

Address	City	State	Zip/Postal Code
340 Madison Avenue, 19th Floor	New York	NY	10175

CORPORATION, INDICATE THE DIRECTOR:

Name	Country
Dante Jones	USA

Address	City	State	Zip/Postal Code
340 Madison Avenue, 19th Floor	New York	NY	10175

CORPORATION, INDICATE THE DIRECTOR:

Name	Country
George Furlan	USA

Address	City	State	Zip/Postal Code
340 Madison Avenue, 19th Floor	New York	NY	10175

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X George Furlan

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
President	12/08/2020

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Sentient Brands Holdings Inc.** did, on 12/08/2020, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/08/2020.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202012081263010
You may verify this certificate online at http://www.nvsos.gov

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Sentient Brands Holdings Inc.

Nevada Business Identification # NV20201961170

Expiration Date: 12/31/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/08/2020.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202012081263012
You may verify this certificate
online at http://www.nvsos.gov